                                                                    Exhibit 10.2
                                                                    ------------
                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT is entered into this ___ day of _______, 2000 by and between METAVANTE CORPORATION, a Wisconsin corporation (the "Company"), and JOSEPH L. DELGADILLO ("Executive").

                                   RECITALS

     Executive is employed by the Company as its President and Chief Executive Officer and serves as a member of the Company's Board of Directors (the "Board of Directors"). The Company desires to provide management continuity for the three years subsequent to the date of the initial public offering of the Company's stock (the "IPO") by continuing to employ Executive pursuant to the terms of this Employment Agreement. Executive also desires to continue to be employed by the Company in accordance with the terms and provisions contained herein.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the Company and Executive agree as follows.

     1. Employment.
        ----------

          (a) The Company hereby employs Executive, and Executive hereby accepts employment, on the terms and subject to the conditions contained herein.

          (b) During the Employment Term as defined in Section 2, below, Executive shall serve as the President and Chief Executive Officer ("CEO") of the Company. In such capacities, Executive shall faithfully and to the best of his ability supervise, manage and administer the operations, business and affairs of the Company. Executive shall have full executive authority and responsibility, subject to the control and direction of the Board of Directors, for the overall strategic policies, management and leadership of the Company and its subsidiaries. During the Employment Term, Executive shall also serve as a Director of the Company (for so long as he shall be nominated and elected to fill such positions) and as an officer and/or director of such subsidiaries of the Company as may be designated by the Board of Directors, all without compensation other than as specified in this Agreement.

          (c) During the Employment Term, and excluding any periods of vacation and sick leave to which Executive is entitled, Executive agrees to devote substantially all of his business time, efforts and skills to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to Executive hereunder, to use Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. It shall not be a violation of this Agreement for Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not materially interfere with the performance of Executive's responsibilities as an employee of the Company in accordance with this Agreement.

     2. Employment Term.
        ---------------

        The term of the employment of Executive under this Agreement (the "Employment Term") shall commence as of the date hereof and shall continue, unless sooner terminated under Section 7 hereof, until the third anniversary of the IPO.

     3. Salary.
        ------

        (a) During the Employment Term, Executive shall be paid a salary at the rate of at least $380,000 per annum (the "Annual Base Salary"), payable in equal installments in accordance with the Company's customary payroll practices in effect from time to time.

        (b) Executive's Annual Base Salary shall be reviewed at least annually and may be increased at any time and from time to time as the Compensation Committee of the Board of Directors (the "Compensation Committee"), in its sole discretion, shall deem appropriate. The term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to Executive under this Agreement. Annual Base Salary shall not be reduced at any time during the Employment Term. Annual Base Salary is subject to income and employment tax withholding and all amounts in this Agreement are stated prior to any such deductions.

     4. Bonus and Long-Term Incentives.
        ------------------------------

        (a) In addition to Annual Base Salary, Executive shall be eligible to receive, for each fiscal year ending during the Employment Term, an annual bonus (the "Annual Bonus") determined in accordance with Executive's short-term incentive plan as approved by the Compensation Committee or the Company's Board of Directors (the "Bonus Plan").

        (b) Executive shall be eligible to participate in those long-term incentive plans available to senior executives of the Company, including the 2000 Stock Incentive Plan or any successor thereto, in an amount and on such terms as shall be determined by the Compensation Committee or as otherwise provided in the applicable plan. Executive shall also be eligible to participate in the Company's Deferred Compensation Plan, when and if adopted, in accordance with its terms.

     5. Benefits.
        --------

        (a) Subject to the application of any applicable anti-discrimination rules, Executive shall be entitled to participate during the Employment Term in all employee

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

     benefit plans, programs, practices or arrangements of the Company in which other senior executives of the Company are eligible to participate from time to time, including, without limitation, any qualified or non-qualified pension, profit sharing and savings plans, any death benefit and disability benefit plans, and any medical, dental, health and welfare plans on terms and conditions at least as favorable as provided to other senior executives of the Company.

          (b) During the Employment Term, Executive shall be entitled to the same fringe benefits and vacation time available to other senior executives of the Company.

     6. Expenses.  The Company shall pay or reimburse Executive for all
        --------
reasonable out-of-pocket expenses incurred by him in the course of performing his duties for the Company in accordance with the Company's reimbursement policies for senior executives as in effect from time to time. Executive shall keep accurate records and receipts of such expenditures and shall submit such accounts and proof thereof as may from time to time be required in accordance with such expense account or reimbursement policies that the Company may establish for its senior executives generally.

     7. Termination of Employment.  During the Employment Term, Executive's
        -------------------------
employment hereunder may be terminated under any of the following circumstances:

          (a)  Death or Disability.  Executive's employment hereunder shall
               -------------------
     terminate automatically upon Executive's death during the Employment Term. If the Company determines in good faith that a Disability (as defined below) of Executive has occurred during the Employment Term, the Company may give to Executive written notice in accordance with Section 7(d) of this Agreement of its intention to terminate Executive's employment hereunder. In such event, Executive's employment with the Company shall terminate effective on the thirtieth (30th) day after receipt of such notice by Executive (the "Disability Effective Date"), provided that, within thirty (30) days after such receipt, Executive shall not have returned to full-time performance of Executive's duties. For purposes of this Agreement, "Disability" has the same meaning as in the Company's Long-Term Disability Plan, or if there is no such plan, "Disability" means a mental or physical condition which, in the opinion of the Board of Directors, renders Executive unable or incompetent to carry out the material job responsibilities which such Executive held or the material duties to which Executive was assigned at the time the disability was incurred, which has existed for at least three months and, which condition, in the opinion of a physician selected by the Company's Board of Directors, is expected to be permanent or to have a duration of more than six months .

          (b)  Termination by Company.  The Company may terminate Executive's
               ----------------------
     employment for Cause or without Cause in accordance with the provisions of this Section 7. For purposes of this Agreement, "Cause" means (i) an act or acts of personal dishonesty taken by Executive and intended to result in substantial personal enrichment of Executive at the expense of the Company,
     (ii) repeated violations by Executive of Executive's

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     obligations under Section 1(b) of this Agreement which are demonstrably willful and deliberate on Executive's part and which are not remedied within thirty days after Executive's receipt of written notice from the Company that specifically describes the violation(s), (iii) the conviction of Executive of a felony, or (iv) any breach by Executive of Sections 9 or 10 of this Agreement (nondisclosure, noncompetition and nonsolicitation).

          (c)  Good Reason Termination.  Executive may voluntarily terminate his
               -----------------------
     employment hereunder for Good Reason. "Good Reason" means, without Executive's consent, the occurrence of one or more of the following during the Employment Term:

               (i) a material diminution of or interference with Executive's duties and responsibilities with the Company, including, but not limited to a material demotion of Executive or a material reduction in the number or seniority of other Company personnel reporting, directly or indirectly, to Executive (except in connection with the termination of Executive's employment for Disability, Cause, or as a result of death);

               (ii) a change in the principal workplace of Executive to a location outside of a 50-mile radius from Brown Deer, Wisconsin; or

               (iii) nonpayment of all or a part of Executive's Annual Base Salary or Annual Bonus computed in accordance with Section 3 or 4(a) hereof, or a reduction in the Annual Base Salary which had theretofore been provided to Executive pursuant to Section 3.

     Notwithstanding the foregoing, Executive will not have "Good Reason" to terminate his employment with the Company unless (i) the Executive complies with the requirements of subsection (d) hereof and (ii) within the thirty (30) day period after the Board of Directors receives the Notice of Termination, as defined in Section 7(d), below (ten (10) days if the exclusive basis for the claim is subsection (iii) hereof), the Company has not reasonably cured the situation which is the basis for Executive's claim of Good Reason to terminate.

          (d)  Notice of Termination.  Any purported termination of Executive's
               ---------------------
     employment by either party shall be communicated by Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which (i) indicates the specific termination provision in this Agreement relied upon; (ii) if applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated; and (iii) indicates the Termination Date. "Termination Date" shall mean in the case of Executive's death, his date of death, or in all other cases of termination by the Company, the date specified in the Notice of Termination; provided, however, that the date
                                             --------  -------
     specified in the Notice of Termination shall be at least thirty (30) days after the date the Notice of Termination is given to one party by the other party, provided, further, that
            --------  -------

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     in the case of Disability, Executive shall not have returned to the full-
     time performance of his duties during such period of at least thirty (30) days. In the case of Executive's Good Reason Termination, the "Termination Date" shall be no earlier than sixty (60) days after written notice by Executive to the Company, unless the Company agrees to an earlier Termination Date.

     8. Obligations Upon Termination.
        ----------------------------

          (a)  Termination by the Company for Cause.  If Executive's employment
               ------------------------------------
     with the Company is terminated by the Company for Cause, the Company will pay and/or provide Executive with the following: (i) in a lump sum within thirty days after the Termination Date, Executive's Annual Base Salary earned but unpaid as of the Termination Date, Annual Bonus (for the fiscal year ending prior to the year in which the Notice of Termination is given and which is earned but unpaid as of the Termination Date) and long-term incentive awards, if any, (for performance periods completed in the fiscal year ending prior to the year in which the Notice of Termination is given and which is earned but unpaid as of the Termination Date) (jointly referred to as the "Accrued Obligations"), and (ii) all benefits to which Executive is entitled under any benefit plans set forth in Section 5 hereof in accordance with the terms of such plans through the Termination Date.

          (b)  Termination by Reason of Disability or Death.  If Executive's
               --------------------------------------------
     employment with the Company is terminated during the Employment Term by reason of Executive's Disability or death, the Company will pay and/or provide Executive or Executive's legal representative, as the case may be, with the following: (i) in a lump sum within ten days after compliance with subsection (d) hereof, the Accrued Obligations and (ii) all benefits to which Executive is entitled under any benefit plans set forth in Section 5 hereof in accordance with the terms of such plans through the Termination Date. In addition, if Executive's employment with the Company is terminated during the Employment Term by reason of Executive's Disability, Executive shall receive a monthly amount equal to one-twelfth of the sum of
     (a) his Annual Base Salary plus (b) the average of the Annual Bonuses
      -                               -
     earned by Executive for the two fiscal years preceding the fiscal year in which the Termination Date occurs (including for this purpose bonuses earned while Executive was employed by Marshall & Ilsley Corporation if Executive has not received two Annual Bonuses from the Company) (the "Average Bonus") reduced by (c) any monthly payments received from the
                                  -
     Company's short- or long-term disability plans and (d) any monthly payments
                                                         -
     to which Executive is entitled from any governmental social security, workers compensation or similar plan (the "Supplemental Disability Payments"), for the shorter of (A) 12 months or (B) the remaining number of full months between the Termination Date and the third anniversary of the IPO. Nothing contained herein shall prevent continued disability payments for a further period under the terms of any short- or long-term disability plans maintained by the Company after the Supplemental Disability Payments terminate. However, any time periods applicable to disability payments under such plans shall start when such Supplemental Disability Payments commence. For example, if Executive receives 12 months of Supplemental Disability Payments and the Company's long-term disability plan limits payments for certain types of disabilities to two years, Executive will only be entitled to an additional one year of payments for such disability under the Company's plan assuming Executive otherwise meets the criteria for such payments.

          (c)  Good Reason Termination or Termination by the Company Without
               -------------------------------------------------------------
     Cause.  If Executive terminates his employment hereunder for Good Reason,
     -----
     or the Company terminates Executive's employment without Cause, the Company will pay and/or provide Executive with the following, but only for so long as Executive complies with his responsibilities under Sections 9, 10 and 11 of this Agreement (nondisclosure, noncompetition and nonsolicitation): (i) in a lump sum within ten days after compliance with subsection (d) hereof, the Accrued Obligations, (ii) Annual Salary continuation until the third anniversary of the IPO, (iii) in substantially equal monthly installments beginning with the month after the Termination Date and ending with the month in which the third anniversary of the IPO occurs, a total amount equal to the product of (w) the average of the Annual Bonuses earned by Executive for the two fiscal years preceding the fiscal year in which the Termination Date occurs (including for this purpose bonuses earned while Executive was employed by Marshall & Ilsley Corporation if Executive has not received two Annual Bonuses from the Company), and (x) a fraction, the numerator of which is the number of days from the first day in the fiscal year in which the Termination Date occurs until the third anniversary of the IPO and the denominator of which is 365 and (iv) continuation of health and dental coverage under the Company's plans, subsidized by the Company to the same extent as active employees, from the Termination Date until the third anniversary of the IPO, provided, however, that if
                                             --------  -------
     Executive becomes reemployed with another employer and is eligible to receive health or other benefits under another employer-provided plan, the health and dental benefits provided hereunder shall be secondary to those provided under such other plan. The coverage period for purposes of the group health and dental continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, shall commence on the later of (y) the Termination Date or (z) the date which is eighteen months prior to the third anniversary of the IPO.

          (d)  Release of Claims.  Notwithstanding the foregoing, the Company
               -----------------
     will not pay to Executive, and Executive will not have any right to receive any payments described in Sections 8(b) and (c), unless and until Executive or his legal representative (in the case of Executive's death or if Executive is disabled such that he is unable to consent) executes, and there shall be effective following any statutory period for revocation, a release, in a form reasonably acceptable to the Company, that irrevocably and unconditionally releases, waives, and fully and forever discharges the Company and its past and current shareholders, members of the Board of Directors, officers, employees, and agents from and against any and all claims, liabilities, obligations, covenants, rights, demands and damages of any nature whatsoever, whether known or unknown, anticipated or unanticipated, relating to or arising out of Executive's employment with the Company, including without limitation claims arising under the Age Discrimination in Employment Act of 1977, as amended, Title VII of the Civil Rights Act of 1974, as amended, the Civil Rights Act of 1991, as amended, the Equal Pay Act, as amended, and any other federal, state, or local law or regulation.

          (e)  Withholding and Other Issues.  Payments to be made to Executive
               ----------------------------
     under this Section 8 will be reduced by any applicable income or employment taxes which are required by be withheld under applicable law, and all amounts are stated before any such deduction. Furthermore, none of the payments under this Section 8 shall be included as compensation for purposes of any pension, deferred compensation or welfare benefit plan or program of the Company.

     9. Nondisclosure.
        -------------

          (a) During the Employment Term and during the two-year period following his termination of employment with the Company, Executive shall not make any Unauthorized Disclosure. For purposes of this Agreement, "Unauthorized Disclosure" shall mean use by Executive or disclosure by Executive without the consent of the Board of Directors of the Company to any person, other than use or disclosure that is reasonably necessary or appropriate in connection with the performance by Executive of his duties as an executive of the Company or as may be legally required (provided the provisions of Section 9(c) hereof are complied with), of any confidential information obtained by Executive while in the employ of the Company, including, but not limited to, confidential information with respect to any of the Company's customers, suppliers, contractors, methods of operation, services, products, mechanisms, databases, processes, programs and access codes (the "Confidential Information"); provided, however, that
                                             --------  -------
     Confidential Information shall not include the use or disclosure by Executive, without consent, of any information known generally to the public (other than as a result of disclosure by him in violation of this Section 9(a)). Nothing herein shall limit Executive's confidentiality obligation as regards any information which is a trade secret as defined in
     Section 134.90 of the Wisconsin Statutes, or any successor thereto.

          (b) Executive agrees that all memoranda, notes, records, papers, financial models, mechanisms, programs, flow charts, work papers, source codes, computer codes, designs, software, data and other documents and all copies thereof relating to the operations or business of the Company, some of which may be prepared by him, and all objects associated therewith (such as samples) in any way obtained by him in connection with the performance of his duties hereunder shall be the exclusive property of the Company. Executive shall not, except for the Company's use, copy or duplicate any of the aforementioned, not remove them from the Company's facilities, nor use any information concerning them, in each case, except for the Company's benefit, either during his employment or thereafter. Executive agrees that he will deliver the original and all copies of all of the aforementioned that may be in his possession to the Company on termination of his employment, or at any other time on the request of the Board of Directors of the Company.

          (c) If Executive is requested or becomes legally required or compelled (by oral questions, interrogatories, requests for information or documents, subpoena, civil or criminal investigative demand, or similar process) or is required by a governmental body to make any disclosure that is prohibited or otherwise constrained by this Agreement, Executive will provide the Company with prompt notice of such request so that it may seek an appropriate protective order or other appropriate remedy. Subject to the foregoing, Executive may furnish that portion (and only that portion) of the Confidential Information that Executive is legally compelled or is otherwise required to disclose or else stand liable for contempt or suffer other material censure or material penalty.

     10. Noncompetition.
         --------------

          (a)  Restrictions.  Executive agrees that he shall not at any time
               ------------
     while Executive is employed by the Company and for an additional period set forth below, without the Company's prior written consent, directly or indirectly, accept employment with, consult for or otherwise render advice or assistance to, any Competitor in any capacity which involves the performance or fulfillment of any duty, responsibility or service substantially similar to any of the duties, responsibilities or services performed or fulfilled by Executive at the time of the termination of his employment with the Company or during the one-year period preceding such termination. The additional period shall be (i) two years following the termination of his employment if Executive voluntarily terminates his employment with the Company without Good Reason or the Company terminates his employment for Cause or (ii) the shorter of (a) two years or (b) the
                                                      -                -
     period for which Executive receives payments pursuant to Section 8(c) hereof if Executive terminates his employment for Good Reason or the Company terminates his employment without Cause. The additional period shall be the period for which Executive receives payments pursuant to the last sentence of Section 8(b) hereof in the case of termination of employment due to Disability.

          (b)  Definition of Competitor.  For purposes of this Agreement, the
               ------------------------
     term "Competitor" shall mean any business, incorporated or otherwise, which
           ----------
     is engaged, directly or indirectly, in any business which competes with the business conducted by the Company in which Executive participated during his period of employment or any business actively contemplated by the Company with Executive's participation during Executive's period of employment, or is substantially similar thereto and which engages in business in, or is located in, the United States.

     11. Nonsolicitation.
         ---------------

          (a)  Restrictions.  Executive agrees that he shall not at any time
               ------------
     while Executive is employed by the Company and for the additional period set forth below, without the Company's prior written consent, directly or indirectly:

               (i) divert, or attempt to divert, any business from the Company or contact, solicit or entice any Client of the Company (as hereafter defined) so as to cause, or attempt to cause, any such Client not to do business with the Company, to diminish its purchases from the Company or to purchase products or services sold by the Company from any source other than the Company; or

               (ii) induce, or attempt to induce, any employee of the Company to accept employment with a Competitor.

     The additional period shall be (i) two years following the termination of his employment if Executive voluntarily terminates his employment with the Company without Good Reason or the Company terminates his employment for Cause or (ii) the shorter of (a) two years or (b) the period for which
                                   -                -
     Executive receives payments pursuant to Section 8(c) hereof if Executive terminates his employment for Good Reason or the Company terminates his employment without Cause. The additional period shall be the period for which Executive receives payments pursuant to the last sentence of Section 8(b) hereof in the case of termination of employment due to Disability.

          (b)  Definition of Client.  For purposes of this Agreement the term
               --------------------
     "Client" shall mean any person or business (i) which purchased goods or
     -------
     services from the Company during the one-year period preceding the termination of Executive's employment; (ii) with whom the Company, with Executive's assistance, was conducting negotiations for the sale of goods or services at the time of the termination of Executive's employment and which purchased goods or services from the Company within six months thereafter; or (iii) to whom the Company had submitted a proposal, with the assistance of Participant, within six months prior to Executive's termination which was under consideration at the time of Executive's termination; provided, however, that "Client" shall not include any person
                   --------  -------
     or business identified in subsection (i) who or which terminates its business dealings with the Company without any encouragement by Participant, or identified in subsection (ii) or (iii) who or which, without any encouragement by Participant, elects to terminate negotiations or consideration of the proposal.

          (c)  Definition of Competitor.  For purposes of this Section 11, the
               ------------------------
     term "Competitor" shall have the same meaning as in Section 10(b), above.
           ----------

          (d)  Obligation to Affiliates.  As used in  Sections 10 and 11, the
               ------------------------
     term "Company" shall include any direct or indirect subsidiaries, sister corporations or other corporations or business entities which the Company controls or which are controlled by or under common control with the Company. As used herein the term "Control" means the power, through the ownership of voting stock or otherwise, to elect a majority of the Board of Directors of a corporation or other business entity or to otherwise manage or control the business of such entity.

     12. Enforcement of Covenants.  Executive recognizes that irreparable and
         ------------------------
incalculable injury will result to the Company, its businesses or properties in the event of his breach of any of the restrictions imposed by Sections 9, 10 and 11, above. Executive therefore agrees that, in the event of any such actual, impending or threatened breach, the Company will be entitled, in addition to any other remedies and damages, to temporary and permanent injunctive relief (without the necessity of posting a bond or other security) restraining the violation, or further violation, of such restrictions by Executive and by any other person or entity for whom Executive may be acting or who is acting for Executive or in concert with Executive. Any term or provision of Section 9, 10 or 11 which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     13. Exclusive Remedy.  The payments, severance benefits and severance
         ----------------
protections provided to Executive pursuant to this Agreement are to be paid and provided in lieu of any severance payments, severance benefits and severance protections provided in any other plan or policy of the Company.

     14. Successors.
         ----------

          (a) This Agreement is personal to Executive and without the prior written consent of the Company shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors.

     15. Legal Fees and Expenses.  In any legal proceeding commenced by the
         -----------------------
Company or Executive to enforce or interpret the terms of this Agreement, or to recover damages for breach hereof, Executive, if the prevailing party, shall be entitled to recover from the Company reasonable attorneys' fees and necessary costs and disbursements incurred in such litigation, in addition to any other relief to which he may be entitled. Notwithstanding the foregoing, this provision shall not apply to any legal proceedings regarding Sections 9, 10 or 11 of this Agreement (nondisclosure, noncompetition and nonsolicitation) if Executive voluntarily terminates his employment under this Agreement without Good Reason.

     16.  Miscellaneous.
          --------------

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the Company and Executive or their respective successors and legal representatives.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party, delivered by overnight courier, or by certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to Executive:    His most recent home address as it appears on
          ----------------
                              the Company's records.


          If to the Company:  Metavante Corporation
          ------------------
                              4900 West Brown Deer Rd.
                              Brown Deer, Wisconsin  53223-2459
                              Attention:  General Counsel

     or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) Executive's or Company's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

          (e) This Agreement contains the entire understanding of the Company and Executive with respect to the subject matter hereof. It is expressly agreed that this Agreement supersedes and replaces any other agreements, if any, understandings and arrangements, oral or written, between the parties hereto regarding the subject matter of this Agreement other than (i) the terms of all qualified, welfare benefit and compensation plans and awards in which Executive participates, and (ii) the Change of Control Agreements entered into between the Company and Executive dated ________________ and between Marshall & Ilsley Corporation and Executive dated _____________ (the "Change of Control Agreements"). In all events, and notwithstanding anything herein contained to the contrary, if a Change of Control, as defined in the Change of Control Agreements, occurs, this Agreement shall be of no further force and effect and the Change of Control

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

     Agreements shall govern the terms of Executive's employment and any payments he is to receive upon the termination of his employment with the Company. In no event will Executive be entitled to payments upon termination of his employment under this Agreement if he is entitled to payments upon termination of his employment under the Change of Control Agreements.

          (f) If Executive dies prior to receiving all of the amounts payable to him in accordance with the terms and conditions of this Agreement, such amounts shall be paid to the beneficiary ("Beneficiary") designated by Executive in writing to the Company, or if no such Beneficiary is designated, to Executive's estate. Executive, without the consent of any prior Beneficiary, may change his designation of Beneficiary or Beneficiaries at any time or from time to time by submitting to the Company a new designation in writing.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                   METAVANTE CORPORATION


                                   By:  ____________________________________



                                   EXECUTIVE

                                   ____________________________________
                                   Joseph L. Delgadillo

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